SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 9, 2009

Date of Report

February 4, 2009

(Date of earliest event reported)

AIMS™ WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-86711	87-0567854
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10400 Eaton Place, Suite 203, Fairfax, VA  22030

(Address of principal executive offices, including zip code)

703-621-3875

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act
Soliciting material pursuant to Rule 14a-12 under the Exchange Act
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement

On February 4, 2009, the Company entered into an agreement with Maxim Group, LLC to provide general financial advisory and investment banking services. The agreement is effective until terminated by 30 days written notice by either party after June 30, 2009. As consideration for Maxim’s services, the Company will pay a non-refundable monthly fee of $10,000 for the term of the agreement. In addition, among other terms and conditions, the Company will issue to Maxim or its designees warrants to purchase three percent (3%) of the total shares outstanding of the common stock of the Company as of February 4, 2009. The warrants entitle Maxim to purchase common stock of the Company at an initial exercise price equal to a price to be determined based on then current market price. The warrants expire February 4, 2014 and are not exercisable until at least 6 months and 1 day after February 4, 2009. The warrants contain a cashless exercise provision and unlimited piggyback registration rights.

Item 9.01

Financial Statements and Exhibits.

The following exhibits are included with this report on Form 8-K.

Exhibit Number

Title

10.01

Maxim Group, LLC Agreement

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AIMS™ WORLDWIDE, INC.

Date: February 9, 2009

By: /s/ Gerald Garcia, Jr.

Gerald Garcia, Jr.

President and Chief Executive Officer

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